EXHIBIT 24

POWER OF ATTORNEY

The undersigned directors of Applied Industrial Technologies, Inc., an Ohio corporation, as of November 12, 2019, hereby constitutes and appoints Fred D. Bauer and David K.Wells, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority, and in either or both of them, to sign for the undersigned and in his or her respective name as director of the Corporation, the Corporation's Form S-8 for the 2019 Long-Term Performance Plan, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and the rules and regulations issued thereunder, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one of them, as herein authorized.

/s/ Madhuri Andrews
Madhuri A. Andrews

/s/ Peter A. Dorsman
Peter A. Dorsman

/s/ Mary D. Hall
Mary Dean Hall

/s/ Dan P. Komnenovich
Dan P. Komnenovich

/s/ Robert J. Pagano Jr.
Robert J. Pagano

/s/ Vincent K. Petrella
Vincent K. Petrella

/s/ Joe Raver
Joe A. Raver

/s/ Peter C. Wallace
Peter C. Wallace